                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors and Counsel" in the Statement of Additional Information and to the incorporation by reference of our report dated January 3, 1996 on Cowen Funds, Inc. in this Registration Statement (Form N-1A No. 33-18505).




                                   ERNST & YOUNG LLP



New York, New York
March 20, 1996